       As filed with the Securities and Exchange Commission on February 22, 2000
                                                       Registration No. 33-58819
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                 ____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                             OGLEBAY NORTON COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                              34-1888342
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              1100 Superior Avenue
                                   21st Floor
                          Cleveland, Ohio  44114-2598
                    (Address of Principal Executive Offices)
                              ____________________

                   Oglebay Norton Company Director Stock Plan
                            (Full Title of the Plan)
                              ____________________

                         The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                               EXPLANATORY NOTE


        This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Oglebay Norton Company, formerly known as Oglebay Norton Holding Company, a Delaware corporation (the "Registrant"), which is the successor to Oglebay Norton Company, a Delaware corporation now known as ON Marine Services Company (the "Predecessor Issuer"), following a holding company merger transaction for the purpose of reorganizing the Predecessor Issuer's organizational structure (the "Reorganization").

        Pursuant to Rule 414 of the Securities Act the Registrant, as successor to the Predecessor Issuer, hereby expressly adopts this registration statement (no. 33-58819) on Form S-8 (this "Registration Statement") as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Prior to the Reorganization, the Registrant had no assets or liabilities other than nominal assets and liabilities. The succession was effected by a merger resulting in the Registrant acquiring all of the assets and assuming all of the liabilities of the Predecessor Issuer. Under Delaware law, stockholder approval was not required.


                       DESCRIPTION OF THE REORGANIZATION

        On March 5, 1999, the Predecessor Issuer was reorganized as a second-tier wholly-owned subsidiary of the Registrant pursuant to Section 251(g) of the Delaware General Corporation Law. As part of the Reorganization, the name of the Registrant was changed from "Oglebay Norton Holding Company" to "Oglebay Norton Company" and the name of the Predecessor Issuer was changed from "Oglebay Norton Company" to "ON Marine Services Company."

        The Reorganization was effected pursuant to an Agreement and Plan of Merger, dated March 3, 1999, by and among the Predecessor Issuer, Registrant, ONCO Investment Company and Oglebay Norton Merger Company. Prior to the Reorganization, the Registrant was a wholly-owned subsidiary of the Predecessor Issuer, ONCO Investment Company was a wholly-owned subsidiary of the Registrant, and Oglebay Norton Merger Company was a wholly-owned subsidiary of ONCO Investment Company. As part of the Reorganization, Oglebay Norton Merger Company was merged with and into the Predecessor Issuer, with the Predecessor Issuer being the surviving corporation and becoming a second-tier wholly-owned subsidiary of the Registrant.

        As a result of the Reorganization, stockholders of the Predecessor Issuer became stockholders of the Registrant, receiving one share of common stock of the Registrant in exchange for each share of common stock of the Predecessor Issuer held at the effective time of the Reorganization. No additional capital stock of the Registrant was issued as part of the Reorganization. The conversion of shares of common stock of the Predecessor Issuer in the Reorganization occurred without an exchange of share certificates. The shares of common stock of the Registrant are listed on the Nasdaq National Market under the symbol "OGLE," the same symbol used by the Predecessor Issuer prior to the Reorganization.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

  2. The Registrant's Current Reports on Form 8-K filed on March 26, 1999 and June 15, 1999.

  3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

  4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1998.

  5. The description of the Registrant's shares of Common Stock and rights to purchase shares of Common Stock under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not  Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Thomson Hine & Flory LLP. Malvin E. Bank, a partner of Thompson Hine & Flory LLP, is a Director of the Registrant. Certain partners of Thompson Hine & Flory LLP beneficially own shares of Common Stock in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh, Paragraph (e) of the Certificate of Incorporation of the Registrant provides as follows:

     (e)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in Subsection (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Subparagraph (e) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (e)(2) If a claim under Subsection (l) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (e)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Subparagraph (e) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (e)(4) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Subparagraph (e) or of the Delaware Corporation Law.

     The Registrant maintains liability insurance for all of its directors and officers ("D&O insurance"). This D&O insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on pages 8 and 9 and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 22, 2000.


                              OGLEBAY NORTON COMPANY

                              By: /s/ Rochelle F. Walk
                                  -------------------------------------
                                  Rochelle F. Walk, Vice President and
                                   Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                              Title                               Date
---------------------------------  --------------------------------------  ----------------------------

/s/ John N. Lauer
---------------------------------  President, Chief Executive Officer           February 22, 2000
John N. Lauer                      and Director (Principal Executive
                                   Officer)

/s/ David H. Kelsey
--------------------------------   Vice President and Chief Financial           February 22, 2000
David H. Kelsey                    Officer (Principal Financial and
                                   Accounting Officer)

/s/ Malvin E. Bank
--------------------------------   Director                                     February 22, 2000
Malvin E. Bank

/s/ William G. Bares
--------------------------------   Director                                     February 22, 2000
William G. Bares

/s/ James T. Bartlett
--------------------------------   Director                                     February 22, 2000
James T. Bartlett

/s/ Albert C. Bersticker
--------------------------------   Director                                     February 22, 2000
Albert C. Bersticker

/s/ Madeline W. Ludlow
--------------------------------   Director                                     February 22, 2000
Madeline W. Ludlow

/s/ William G. Pryor
--------------------------------   Director                                     February 22, 2000
William G. Pryor

/s/ John D. Weil
--------------------------------   Director                                     February 22, 2000
John D. Weil

                            OGLEBAY NORTON COMPANY

                               INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION

     4(a)      Certificate of Incorporation of Oglebay Norton Company filed as
               Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on March 26, 1999, and incorporated herein by reference.

     4(b) Amended Bylaws of Oglebay Norton Company filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed on March 26, 1999, and incorporated herein by reference.

     4(c) Amended and Restated Rights Agreement, dated as of February 22, 1989, between the Registrant and Ameritrust Company National Association, Rights Agent (the "Rights Agent"); First Amendment to Rights Agreement, dated as of June 10, 1991, between the Registrant and the Rights Agent; and Second Amendment to Rights Agreement, dated as of March 2, 1992, between the Registrant and the Rights Agent, filed as Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, filed on March 30, 1994, and incorporated herein by reference.*

     4(d) Form of Third Amendment to Rights Agreement, dated as of August 31, 1994, between the Registrant and Society National Bank, successor by merger to Ameritrust Company National Association, as Rights Agent, filed as Exhibit 4(c) to Amendment No. 3 to Form 8-A/A, filed on September 28, 1994, and incorporated herein by reference.*

     4(e) Form of Fourth Amendment to Rights Agreement, dated as of January 21, 1997, between the Registrant and KeyBank National Association, successor by merger to Society National Bank, as Rights Agent, filed as Exhibit 4(d) to Form 8-A/A, filed on January 21, 1997, and incorporated herein by reference.*

     4(f)      Form of Fifth Amendment to Rights Agreement, dated as of
               October 28, 1998, between the Registrant and National City Bank, as Rights Agent, filed as Exhibit 4(e) to Form 8-A/A, filed on November 20, 1998, and incorporated herein by reference.*

     5 Opinion of Thompson Hine & Flory LLP as to the legality of the securities registered previously filed as Exhibit 5 to this Form S-8, filed on April 26, 1995.

     23(a)     Consent of Independent Auditors.

     23(b)     Consent of Thompson Hine & Flory LLP (included as part of
               Exhibit 5).


     * Indicates filing made by the Oglebay Norton Company the predecessor issuer of the Registrant. As described above, the former Oglebay Norton Company is now known as ON Marine Services Company, a Delaware corporation. The Registrant is a successor issuer under Rule 414 of the Securities Act as a result of the March 5, 1999 completion of the holding company merger transaction.